Exhibit 21.1

Subsidiaries*

Name of Subsidiary	Jurisdiction of Formation

AAA Galvanizing – Chelsea, Inc.	Delaware
AAA Galvanizing – Dixon, Inc.	Delaware
AAA Galvanizing – Hamilton, Inc.	Delaware
AAA Galvanizing – Joliet, Inc.	Delaware
AAA Galvanizing – Peoria, Inc.	Delaware
AAA Galvanizing – Winsted, Inc.	Delaware
Arbor-Crowley, LLC	Delaware
Arizona Galvanizing, Inc.	Arizona
ArkGalv, Inc.	Arkansas
Atkinson Industries, Inc.	Kansas
Automatic Processing Incorporated	Mississippi
Aztec Industries, Inc.	Mississippi
Aztec Industries, Inc. – Moss Point	Mississippi
AZZ AcquireCo, Inc.	Delaware
AZZ Delaware LLC	Delaware
AZZ GP, LLC	Delaware
AZZ Group, LP	Delaware
AZZ Holdings, Inc.	Delaware
AZZ International I, LLC	Delaware
AZZ International II, LLC	Delaware
AZZ LP, LLC	Delaware
AZZ Netherlands, LLC	Delaware
AZZ Specialty Repair and Overhaul LLC	Delaware
AZZ SMS LLC	Florida
AZZ WSI LLC	Delaware
The Calvert Company	Mississippi
Carter and Crawley, Inc.	Delaware
CCPII Feeder – AQSRO, L.P.	Delaware
Central Electric Company	Missouri
Central Electric Manufacturing Company	Missouri
CGIT Systems, Inc.	Delaware
Clark Control Systems, Inc.	Missouri
Electrical Power Systems, Inc.	Missouri
Greeley Development Corporation	Delaware
Gulf Coast Galvanizing, Inc.	Alabama
Hobson Galvanizing, Inc.	Louisiana
NAGALV – Ohio, Inc.	Delaware
NAGALV – WV, Inc.	Delaware
North American Galvanizing Company, LLC	Delaware
North American Galvanizing & Coatings, Inc.	Delaware
Nuclear Logistics Incorporated	Delaware
Premier Coatings, Inc.	Oklahoma
Reinforcing Services, Inc.	Oklahoma
Rogers Galvanizing Company – Kansas City	Oklahoma
Series D I, LLC	Delaware
Series D II, LLC	Delaware
Westside Galvanizing Services, LLC	Delaware
Witt Galvanizing – Cincinnati, LLC	Delaware
Witt Galvanizing – Muncie, LLC	Delaware
Witt Galvanizing – Plymouth, LLC	Delaware
Zalk Steel & Supply Co.	Delaware
Aztec Manufacturing Partnership, Ltd.	Texas
Aztec Manufacturing – Waskom Partnership, Ltd.	Texas
Rig-A-Lite Partnership, Ltd.	Texas
International Galvanizers Partnership, Ltd.	Texas
Drilling Rig Electrical Systems Co. Partnership, Ltd.	Texas
AZZ WSI do Brasil Ltda.	Brazil
AZZ Blenkhorn & Sawle Limited	Canada
AZZ Canada Limited	Canada
AZZ WSI Canada, ULC	Canada
AZZ Trading (Shanghai) Co., Ltd	China
AZZ Netherlands, C.V.	Netherlands
AZZ Welding Services B.V.	Netherlands
AZZ WSI Holding Cooperative UA	Netherlands
AZZ WSI B.V.	Netherlands
AZZ WSI Holding Cooperative B.V.	Netherlands
AZZ Welding Services Poland, SP. z.o.o.	Poland

*Subsidiary list as of the date filed.